EXHIBIT 10.7

TRANSLATION FOR CONVENIENCE ONLY - NOT LEGALLY BINDING

TRANSLATION

ADDENDUM TO THE CONTRACT FOR THE SALE AND ROLLOVER OF SHARES INTERVED AT MONTREAL, JUDICIAL DISTRICT OF MONTREAL, PROVINCE OF QUEBEC, CANADA

BETWEEN:
3841944 CANADA INC., a body politic and corporate duly incorporated under the Canada Business Corporations act, having its place of business situated at 407 McGill Street, Suite 1003, in the City and District of Montreal, herein acting and represented by Michel Pelletier, its president, duly authorized, as he so declares;

(hereinafter referred to as the “Vendor”)

AND:
WATER BANK OF AMERICA INC., a body politic and corporate duly incorporated under the Canada Business Corporations act, having its place of business situated at 407 McGill Street, Suite 1003, in the City and District of Montreal, herein acting and represented by Michel Pelletier, its president, duly authorized, as he so declares;

(hereinafter referred to as the “Purchaser”)

PREAMBLE

WHEREAS on August 16, 2002 the parties entered into and concluded a contract for the sale and rollover of shares pursuant to which the Vendor sold and assigned to the Purchaser 462,063 Class A Shares in the capital stock of Eau de Source Vita (2000) Inc. (hereinafter referred to as the “Corporation”), representing the totality of the capital stock of the said Corporation;

WHEREAS in view of acquiring the shares of the Corporation, the Purchaser issued in favour of the Vendor shares in its own capital stock in acquittance of the purchase price, namely 12,000,000 Class A Shares, together with 3,000,000 Class B Shares;

WHEREAS after review of the capitalization of the Purchaser, the parties wish to modify the issuance of shares, as above-mentioned, in view of reflecting the true capitalization of the Purchaser;

AND THE PARTIES COVENANT AND AGREE TO MODIFY THE CONTRACT FOR THE SALE AND ROLLOVER OF SHARES INTERVENED BETWEEN THEM ON THE 16TH DAY OF AUGUST 2002, AS FOLLOWS:

1.	Paragraph 4.1 of the Contract for the Sale and Rollover of Shares intervened between the parties on August 16, 2002 is modified as follows:

“4.1 Issuance of shares

The purchase price due and payable in virtue of these presents, namely the amount of $150,000.00 shall be paid and acquitted by the Purchaser by way of an issuance in favour of the Vendor of 5,559,160 Class A Shares of the capital stock of the Purchaser, and the issuance in favour of the Vendor of 3,000,000 Class B Shares in the capital stock of the Vendor.”

UPON WHICH THE PARTIES HAVE SIGNED IN QUADRUPLICATE, AT MONTREAL, PROVINCE OF QUEBEC, THIS 3RD DAY OF FEBRUARY 2003.

VENDOR:

3841944 CANADA INC.
(SGD)	(SGD)
Per:
Witness	Michel P. Pelletier Duly authorized as he so declares

PURCHASER:

WATER BANK OF AMERICA INC.
(SGD)	(SGD)
Per:
Witness	Michel Pelletier Duly authorized as he so declares